Exhibit 99.1

Press Release

Investors:	Media:
Nancy Murphy	Michelle Kersch
(904) 854-8640	(904) 854-5043
nancy.murphy@lpsvcs.com	michelle.kersch@lpsvcs.com

Lender Processing Services Reports Fourth Quarter and Full Year 2011 Earnings

Fiscal year adjusted earnings per diluted share of $2.68 and free cash flow of $381 million

JACKSONVILLE, Fla. – February 13, 2012 – Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today announced financial results for the fourth quarter and full year 2011.

“Today, LPS is a different and improved company. In 2011, we took the right steps to strengthen our core business and improve accountability in our operations by enhancing our management team,” said Hugh Harris, president and chief executive officer of LPS. “LPS has a significant opportunity to leverage our technologies and services and capitalize on our leading market positions, strong client relationships and expertise. Our priorities in 2012 are to continue to deliver outstanding service and technology solutions to our customers, demonstrate our commitment to operational excellence and leverage our strong cash flow to build shareholder value.”

Fiscal Year 2011

•	Revenue of $2.1 billion

•	GAAP earnings of $96.5 million or $1.13 per diluted share reflecting a charge of $1.42 per share, including a reserve for legal and regulatory actions and for exiting non-core businesses

•	Adjusted earnings per diluted share of $2.68 excluding the fiscal year charge and reflecting the add back for purchase amortization

•	Adjusted free cash flow of $381.2 million

Fourth Quarter 2011

•	Revenue of $533.8 million

•	GAAP net loss of $21.2 million or $0.25 loss per diluted share reflecting a charge of $0.94 per share, including a reserve for legal and regulatory actions and for exiting non-core businesses

•	Adjusted earnings per diluted share of $0.72 excluding the fourth quarter charge and reflecting the add back for purchase amortization

•	Adjusted free cash flow of $121.5 million

Expanded Customer Relationships

•	Signed 7 new MSP customers and 15 new Desktop technology customers in 2011

•	8 of the top 10 mortgage institutions now use MSP and/or Desktop technology

•	Developed technology solutions critical to helping customers with compliance requirements

“Although 2011 was a very challenging year, we generated solid earnings - adjusted EBITDA margin of 25 percent - and strong free cash flow,” commented Tom Schilling, chief financial officer. “Our Technology, Data and Analytics segment grew revenue and EBITDA for the third consecutive year. We continued to gain market share in our Loan Transaction Services segment, although revenue declined due to lower industry volumes in both mortgage refinance originations and notices of default.”

Fourth quarter results are adjusted for a pretax charge of $131.7 million, or $0.94 per diluted share, including $0.63 per share related to estimated legal and regulatory contingencies, $0.18 per share related to exiting non-core businesses, and $0.21 per share related to other non-recurring charges, partially offset by an $0.08 per share income tax benefit. The non-core businesses that were discontinued in the fourth quarter generated revenue of $51 million and an adjusted operating loss of $18 million in fiscal year 2011.

($ in millions, except EPS)

	Sequential			Full Year
GAAP	Q411	Q311	%PQ	FY11	FY10	%YOY
Revenue	$545.8	$532.1	2.6%	$2,141.5	$2,420.8	-11.5%
Q4 Discontinued Operations	12.0	12.7	-5.3%	51.4	44.0	16.8%

Revenue from Continuing Operations	533.8	519.4	2.8%	2,090.1	2,376.9	-12.1%

Operating Income	4.9	94.2	-94.8%	290.2	580.1	-50.0%
Net Earnings (Loss)	(21.2)	40.5	nm	96.5	302.3	-68.1%
EPS Diluted	$(0.25)	$0.48	nm	$1.13	$3.23	-65.0%

Adjusted Results	Q411	Q311	%PQ	FY11	FY10	%YOY
Revenue	$533.8	$519.4	2.8%	$2,090.1	$2,376.9	-12.1%
Operating Income	111.1	94.2	18.0%	425.6	594.2	-28.4%
Adjusted Net Earnings	60.4	49.4	22.3%	228.9	326.4	-29.9%
EPS Diluted	$0.72	$0.59	22.0%	$2.68	$3.50	-23.4%

Consolidated Fourth Quarter and Full Year Performance

Fourth quarter 2011 revenue was $533.8 million, a decrease of 13.6% compared to the prior year quarter, due to lower origination and default volume in the Loan Transaction Services segment which was partially offset by higher revenue in the Technology, Data and Analytics segment. Sequentially, fourth quarter revenue increased 2.8% as a result of higher origination volumes in the Loan Transaction Services segment and higher revenue in the Technology, Data and Analytics segment. Adjusting for the charges noted earlier, fourth quarter 2011 operating income was $111.1 million, down from $148.8 million in the comparable period in 2010, due to lower revenue in the Loan Transaction Services segment and higher legal and compliance expenses. Adjusted net earnings were $60.4 million, or $0.72 per diluted share.

Full year 2011 revenue was $2.1 billion, down 12.1% from the prior year, due to lower origination and default volume in the Loan Transaction Services segment. Loan Facilitation Services revenue was $539.3 million, a 14.6% decrease from 2010 which compares favorably to the industry decline in total market refinancing volume of 22% as reported by the Mortgage Bankers Association (MBA). Default Services revenue was $816.2 million, a 23.0% decline from the prior year, which compares favorably to the RealtyTrac report of a 30.8% industry-wide decline in default notices as compared to the prior year. Adjusting for the charges recorded during 2011, full year operating income was $425.6 million down from $594.2 million in the comparable period in 2010. Adjusted net earnings were $228.9 million, or $2.68 per diluted share.

Net cash provided by operating activities for full year 2011 increased to $477.9 million from $448.7 million in 2010. Adjusted free cash flow (net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software) was $381.2 million compared to $342.0 million in 2010. Fourth quarter adjusted free cash flow of $121.5 million exceeded guidance as a result of higher net earnings and changes in working capital primarily resulting from continued reductions in accounts receivable. Additionally, in the fourth quarter the company reduced debt by $112.3 million to $1.1 billion.

Technology, Data and Analytics Segment

Fourth quarter 2011 revenue was $192.1 million, up 4.7% from the same period in 2010. Mortgage Processing revenue increased 5.8% to $106.1 million primarily due to increased professional services revenue, while Other Technology, Data and Analytics revenue increased 3.5% to $86.0 million as a result of several Desktop implementations completed in 2011. Adjusted operating income increased to $65.5 million from $63.6 million in the fourth quarter 2010 primarily due to higher contributions from Mortgage Processing.

Loan Transaction Services Segment

Fourth quarter 2011 revenue was $343.0 million, down 21.4% from the same period in 2010 as a result of lower transaction volumes. Loan Facilitation Services revenue was $156.4 million, down 15.6% from the fourth quarter 2010, as a result of a decline in refinancing volume year over year. Sequentially, Loan Facilitation Services revenue increased 13.3% as a result of higher refinancing volume. Default Services revenue was $186.6 million, down 25.7% from the prior year quarter and 6.0% sequentially, due to a continued slowdown in the initiation of mortgage foreclosure proceedings industry-wide. Fourth quarter adjusted operating income for the segment was $75.6 million down from $108.7 million in the prior year period, due to lower operating leverage resulting from reduced volumes.

Corporate and Other

Net corporate expenses in the fourth quarter of 2011, excluding the impact of the corporate portion of charges recorded in the fourth quarter totaling $100.4 million, increased to $30.0 million from $23.5 million in the prior year quarter primarily due to higher legal and compliance related expenses.

Outlook

Based on the current environment, the company expects first quarter 2012 revenue to be in the range of $470 million to $490 million and adjusted earnings per diluted share to be in the range of $0.50 to $0.55.

Use of Non-GAAP Financial Information

U.S. Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “EBITDA” (GAAP operating income plus depreciation and amortization); “EBITDA, as adjusted” (EBITDA adjusted for the impact of certain non-recurring adjustments, if applicable); “EBIT, as adjusted” or “adjusted operating income” (GAAP operating income adjusted for the impact of certain non-recurring adjustments, if applicable); “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions); “adjusted net earnings per diluted share” or “adjusted EPS per diluted share” (adjusted net earnings divided by diluted weighted average shares); and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.

Conference Call and Webcast

LPS will host a conference call to discuss these results today, Monday, February 13, 2012, at 5:00 p.m. ET. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section of the Company’s website at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through February 20, 2012, by dialing 888-203-1112 (access code: 6443271).

To access a printer-friendly version of this release and accompanying exhibits, go to LPS Investor Relations.

About Lender Processing Services

Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology, services and loan performance data and analytics to the mortgage, consumer lending, capital markets and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, servicing, workflow automation, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Almost half of all U.S. mortgages are serviced using LPS’ Mortgage Servicing Package (MSP). For more information about LPS, visit www.lpsvcs.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state enforcement actions, inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K, the Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission.

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Exhibit A

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	(In thousands, except per share data)
Revenues	$533,832	$618,152	$2,090,112	$2,376,861
Cost of revenues	360,200	416,961	1,418,324	1,562,818

Gross profit	173,632	201,191	671,788	814,043
Selling, general and administrative expenses	168,706	66,462	381,606	233,953

Operating income	4,926	134,729	290,182	580,090
Other income (expense):
Interest income	387	119	1,451	982
Interest expense	(16,622)	(16,457)	(67,583)	(71,277)
Other income (expense), net	(8)	70	(182)	340

Total other (expense)	(16,243)	(16,268)	(66,314)	(69,955)

Earnings (loss) from continuing operations before income taxes	(11,317)	118,461	223,868	510,135
Provision (benefit) for income taxes	(7,133)	44,036	81,062	193,849

Earnings (loss) from continuing operations	(4,184)	74,425	142,806	316,286
Discontinued operations, net of tax	(17,017)	(3,701)	(46,263)	(13,942)

Net earnings (loss)	$(21,201)	$70,724	$96,543	$302,344

Net earnings (loss) per share - diluted from continuing operations	$(0.05)	$0.82	$1.67	$3.38
Net loss per share - diluted from discontinued operations	(0.20)	(0.04)	(0.54)	(0.15)

Net earnings (loss) per share - diluted	$(0.25)	$0.78	$1.13	$3.23

Weighted average shares outstanding - diluted	84,430	90,296	85,685	93,559

Exhibit B

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
	2011	2010
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$77,355	$52,287
Trade receivables, net	345,048	419,647
Other receivables	1,423	4,910
Prepaid expenses and other current assets	33,004	38,328
Deferred income taxes	74,006	44,102

Total current assets	530,836	559,274

Property and equipment, net	121,245	123,897
Computer software, net	228,882	217,573
Other intangible assets, net	39,140	58,269
Goodwill	1,132,828	1,159,539
Other non-current assets	192,484	133,291

Total assets	$2,245,415	$2,251,843

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$39,310	$145,154
Trade accounts payable	43,105	51,610
Accrued salaries and benefits	64,383	55,230
Recording and transfer tax liabilities	11,901	10,879
Other accrued liabilities	235,209	145,203
Deferred revenues	64,078	57,651

Total current liabilities	457,986	465,727

Deferred revenues	34,737	36,893
Deferred income taxes, net	122,755	96,732
Long-term debt, net of current portion	1,109,850	1,104,247
Other non-current liabilities	32,099	22,030

Total liabilities	1,757,427	1,725,629

Stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at December 31, 2011 and 2010	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million shares issued at December 31, 2011 and 2010	10	10
Additional paid-in capital	250,533	216,896
Retained earnings	658,146	596,168
Accumulated other comprehensive loss	(1,783)	(283)
Treasury stock at cost; 13.0 million and 8.6 million shares at December 31, 2011 and 2010, respectively	(418,918)	(286,577)

Total stockholders’ equity	487,988	526,214

Total liabilities and stockholders’ equity	$2,245,415	$2,251,843

Exhibit C

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year ended December 31,
	2011	2010
	(In thousands)
Cash flows from operating activities:
Net earnings	$96,543	$302,344
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	98,828	98,761
Amortization of debt issuance costs	10,017	4,716
Asset impairment charges	71,995	—
Loss on sale of discontinued operations	849	—
Deferred income taxes, net	(4,761)	30,417
Stock-based compensation cost	41,709	32,077
Income tax effect of equity compensation	873	(165)
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	72,446	(17,802)
Other receivables	3,303	(1,126)
Prepaid expenses and other assets	(6,274)	(22,859)
Deferred revenues	3,975	(11,687)
Accounts payable, accrued liabilities and other liabilities	88,356	34,018

Net cash provided by operating activities	477,859	448,694

Cash flows from investing activities:
Additions to property and equipment	(32,768)	(40,653)
Additions to capitalized software	(72,111)	(67,603)
Purchases of investments, net of proceeds from sales	(21,509)	(20,956)
Acquisition of title plants and property records data	(23,967)	(4,401)
Acquisitions, net of cash acquired	(9,802)	(18,823)
Proceeds from sale of discontinued operation, net of cash distributed	4,451	—

Net cash used in investing activities	(155,706)	(152,436)

Cash flows from financing activities:
Borrowings	1,005,000	—
Debt service payments	(1,100,242)	(40,109)
Exercise of stock options and restricted stock vesting	(2,662)	12,111
Income tax effect of equity compensation	(873)	165
Dividends paid	(34,446)	(37,139)
Debt issuance costs paid	(22,059)	—
Treasury stock repurchases	(136,878)	(246,549)
Bond repurchases	(4,925)	—
Payment of contingent consideration related to acquisitions	—	(2,978)

Net cash used in financing activities	(297,085)	(314,499)
Net increase (decrease) in cash and cash equivalents	25,068	(18,241)
Cash and cash equivalents, beginning of year	52,287	70,528

Cash and cash equivalents, end of year	$77,355	$52,287

Supplemental disclosures of cash flow information:
Cash paid for interest	$56,975	$69,005

Cash paid for taxes	$56,538	$151,436

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES	Exhibit D
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED
(In thousands)

		CALENDAR YEAR		QUARTER
		2011	2010	Q4-2011	Q3-2011	Q2-2011	Q1-2011	Q4-2010	Q3-2010	Q2-2010	Q1-2010
1.	Revenues - Continuing Operations
	Technology, Data and Analytics (TD&A):
	Mortgage Processing	$417,586	$402,692	$106,123	$106,365	$102,765	$102,333	$100,341	$102,362	$102,356	$97,633
	Other TD&A	323,106	290,572	86,007	78,247	77,937	80,915	83,118	77,561	66,246	63,647

	Total	740,692	693,264	192,130	184,612	180,702	183,248	183,459	179,923	168,602	161,280

	Loan Transaction Services:
	Loan Facilitation Services	539,303	631,313	156,431	138,096	110,371	134,405	185,341	162,546	137,579	145,847
	Default Services	816,188	1,060,113	186,563	198,525	210,100	221,000	251,245	265,454	274,743	268,671

	Total	1,355,491	1,691,426	342,994	336,621	320,471	355,405	436,586	428,000	412,322	414,518

	Corporate and Other	(6,071)	(7,829)	(1,292)	(1,796)	(1,513)	(1,470)	(1,893)	(1,939)	(1,644)	(2,353)

	Total Revenue	$2,090,112	$2,376,861	$533,832	$519,437	$499,660	$537,183	$618,152	$605,984	$579,280	$573,445

	Revenue Growth from Prior Year Period
	Technology, Data and Analytics:
	Mortgage Processing	3.7%	3.8%	5.8%	3.9%	0.4%	4.8%	-3.7%	-0.6%	14.3%	7.1%
	Other TD&A	11.2%	16.0%	3.5%	0.9%	17.6%	27.1%	24.7%	20.5%	1.7%	17.2%

	Total	6.8%	8.6%	4.7%	2.6%	7.2%	13.6%	7.4%	7.5%	9.0%	10.9%

	Loan Transaction Services:
	Loan Facilitation Services	-14.6%	15.8%	-15.6%	-15.0%	-19.8%	-7.8%	30.1%	20.9%	-7.4%	22.0%
	Default Services	-23.0%	-6.8%	-25.7%	-25.2%	-23.5%	-17.7%	-9.8%	-12.6%	-8.3%	5.2%

	Total	-19.9%	0.5%	-21.4%	-21.4%	-22.3%	-14.3%	3.7%	-2.3%	-8.0%	10.6%

	Corporate and Other	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m

	Total Revenue	-12.1%	3.4%	-13.6%	-14.3%	-13.7%	-6.3%	4.9%	1.3%	-2.8%	11.2%

2.	Depreciation and Amortization
	Depreciation and Amortization	$67,332	$59,335	$18,201	$15,276	$17,142	$16,713	$16,883	$15,386	$13,875	$13,191
	Purchase Price Amortization	16,076	22,536	3,854	3,796	3,803	4,623	5,341	5,338	5,499	6,358
	Other Amortization	6,968	7,208	1,876	1,750	1,682	1,660	1,676	1,653	1,958	1,921

	Total continuing operations	90,376	89,079	23,931	20,822	22,627	22,996	23,900	22,377	21,332	21,470
	Depreciation and Amortization - Discontinued Operations	8,452	9,682	1,144	3,496	1,940	1,872	3,047	2,143	2,308	2,184

	Total Depreciation and Amortization	$98,828	$98,761	$25,075	$24,318	$24,567	$24,868	$26,947	$24,520	$23,640	$23,654

3.	Stock Compensation Expense
	Stock Compensation Expense, Excluding Acceleration Charges	$31,190	$30,280	$6,880	$9,313	$8,238	$6,759	$8,228	$8,215	$7,280	$6,557
	Stock Acceleration Expense	10,519	1,797	6,650	—	—	3,869	1,797	—	—	—

	Total Stock Compensation Expense	$41,709	$32,077	$13,530	$9,313	$8,238	$10,628	$10,025	$8,215	$7,280	$6,557

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES	Exhibit D - Continued
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED
(In thousands)

		CALENDAR YEAR		QUARTER
		2011	2010	Q4-2011	Q3-2011	Q2-2011	Q1-2011	Q4-2010	Q3-2010	Q2-2010	Q1-2010
4.	Reconciliation of Discontinued Operations
	Discontinued Operations, as previously reported (1)
	Revenue	$18,770	$35,498	$1,312	$5,702	$6,045	$5,711	$7,012	$9,038	$9,280	$10,168
	Cost of Revenues	48,487	35,420	1,336	5,684	35,362	6,105	9,261	8,288	8,294	9,577
	Selling, General and Administrative Expenses	3,067	7,027	182	189	1,580	1,116	1,647	1,602	1,888	1,890

	Operating Loss	(32,784)	(6,949)	(206)	(171)	(30,897)	(1,510)	(3,896)	(852)	(902)	(1,299)
	Total Other Income (Expense)	(539)	301	1,548	(2,195)	43	65	110	95	34	62

	Income (Loss) Before Income Taxes	(33,323)	(6,648)	1,342	(2,366)	(30,854)	(1,445)	(3,786)	(757)	(868)	(1,237)
	Benefit for Income Taxes	(14,666)	(2,524)	(661)	(887)	(12,569)	(549)	(1,431)	(289)	(331)	(473)

	Net Earnings (Loss)	$(18,657)	$(4,124)	$2,003	$(1,479)	$(18,285)	$(896)	$(2,355)	$(468)	$(537)	$(764)

	Technology, Data and Analytics (2)
	Revenue	$38,736	$33,877	$9,143	$9,136	$10,172	$10,285	$10,582	$7,955	$7,326	$8,014
	Cost of Revenues	38,897	21,141	17,042	5,916	8,175	7,764	6,001	4,816	4,974	5,350
	Selling, General and Administrative Expenses	15,227	15,309	3,695	3,765	3,819	3,948	3,846	3,749	3,843	3,871

	Operating Income (Loss)	(15,388)	(2,573)	(11,594)	(545)	(1,822)	(1,427)	735	(610)	(1,491)	(1,207)
	Total Other Income (Expense)	104	18	42	34	29	(1)	5	4	4	5

	Income (Loss) Before Income Taxes	(15,284)	(2,555)	(11,552)	(511)	(1,793)	(1,428)	740	(606)	(1,487)	(1,202)
	Provision (Benefit) for Income Taxes	(5,797)	(972)	(4,398)	(192)	(665)	(542)	290	(232)	(570)	(460)

	Net Earnings (Loss)	$(9,487)	$(1,583)	$(7,154)	$(319)	$(1,128)	$(886)	$450	$(374)	$(917)	$(742)

	Loan Transaction Services (2)
	Revenue	$12,637	$10,099	$2,858	$3,541	$3,219	$3,019	$3,074	$3,063	$3,195	$767
	Cost of Revenues	40,173	22,696	21,788	6,975	5,396	6,014	5,740	6,068	6,106	4,782
	Selling, General and Administrative Expenses	1,667	1,061	247	395	520	505	344	359	281	77

	Operating Loss	(29,203)	(13,658)	(19,177)	(3,829)	(2,697)	(3,500)	(3,010)	(3,364)	(3,192)	(4,092)
	Total Other Income (Expense)	21	374	—	(4)	25	—	154	24	—	196

	Loss Before Income Taxes	(29,182)	(13,284)	(19,177)	(3,833)	(2,672)	(3,500)	(2,856)	(3,340)	(3,192)	(3,896)
	Benefit for Income Taxes	(11,063)	(5,049)	(7,311)	(1,437)	(984)	(1,331)	(1,060)	(1,278)	(1,221)	(1,490)

	Net Loss	$(18,119)	$(8,235)	$(11,866)	$(2,396)	$(1,688)	$(2,169)	$(1,796)	$(2,062)	$(1,971)	$(2,406)

	Discontinued Operations, as adjusted
	Revenue	$70,143	$79,474	$13,313	$18,379	$19,436	$19,015	$20,668	$20,056	$19,801	$18,949
	Cost of Revenues	127,557	79,257	40,166	18,575	48,933	19,883	21,002	19,172	19,374	19,709
	Selling, General and Administrative Expenses	19,961	23,397	4,124	4,349	5,919	5,569	5,837	5,710	6,012	5,838

	Operating Loss	(77,375)	(23,180)	(30,977)	(4,545)	(35,416)	(6,437)	(6,171)	(4,826)	(5,585)	(6,598)
	Total Other Income (Expense)	(414)	693	1,590	(2,165)	97	64	269	123	38	263

	Loss Before Income Taxes	(77,789)	(22,487)	(29,387)	(6,710)	(35,319)	(6,373)	(5,902)	(4,703)	(5,547)	(6,335)
	Benefit for Income Taxes	(31,526)	(8,545)	(12,370)	(2,516)	(14,218)	(2,422)	(2,201)	(1,799)	(2,122)	(2,423)

	Net Loss	$(46,263)	$(13,942)	$(17,017)	$(4,194)	$(21,101)	$(3,951)	$(3,701)	$(2,904)	$(3,425)	$(3,912)

	Discontinued Operations - Reconciliation

	Net Loss, as reported	$(46,263)	$(13,942)	$(17,017)	$(4,194)	$(21,101)	$(3,951)	$(3,701)	$(2,904)	$(3,425)	$(3,912)

	Adjustments:
	Impairment and Restructuring Charges, net (3)	34,251	—	16,454	—	17,759	38	—	—	—	—
	(Gain)/Loss on Disposal of Operations, net (4)	558	—	(928)	1,486	—	—	—	—	—	—

	Net Loss, as adjusted	(11,454)	(13,942)	(1,491)	(2,708)	(3,342)	(3,913)	(3,701)	(2,904)	(3,425)	(3,912)
	Purchase Price Amortization, net	857	1,397	201	122	272	262	707	230	238	222

	Adjusted Net Loss	$(10,597)	$(12,545)	$(1,290)	$(2,586)	$(3,070)	$(3,651)	$(2,994)	$(2,674)	$(3,187)	$(3,690)

	Adjusted Net Loss Per Diluted Share	$(0.13)	$(0.13)	$(0.02)	$(0.03)	$(0.04)	$(0.04)	$(0.03)	$(0.03)	$(0.03)	$(0.04)

	Diluted Weighted Average Shares	85,685	93,559	84,430	84,415	85,812	88,134	90,296	92,682	94,910	96,416

Notes:

(1)	Represents the quarterly results of business units that were reflected as discontinued operations as of September 30, 2011.
(2)	During the fourth quarter of 2011, we discontinued certain operations that were previously included within the Technology, Data & Analytics and Loan Transaction Services segments. The historical results for these operations have been reclassified from continuing operations to discontinued operations, as summarize above.
(3)	Includes charges totaling $57.0 million ($34.3 million net of tax) relating to severance accruals and the write-down of net assets for businesses that have been classified as discontinued operations.
(4)	Reflects the (gain) or loss, net of tax, included in “Total Other Income (Expense)” above, recognized upon the disposition of business units that have been sold or disposed of.

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES	Exhibit E
NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(In thousands, except per share data)

		CALENDAR YEAR		QUARTER
		2011	2010	Q4-2011	Q3-2011	Q2-2011	Q1-2011	Q4-2010	Q3-2010	Q2-2010	Q1-2010
1.	Operating Results - Continuing Operations
	Consolidated
	Revenue	$2,090,112	$2,376,861	$533,832	$519,437	$499,660	$537,183	$618,152	$605,984	$579,280	$573,445
	Cost of Revenues	1,418,324	1,562,818	360,200	357,397	350,000	350,727	416,961	398,071	371,473	376,313
	Selling, General and Administrative Expenses	381,606	233,953	168,706	67,848	68,994	76,058	66,462	58,806	53,803	54,882

	Operating Income	290,182	580,090	4,926	94,192	80,666	110,398	134,729	149,107	154,004	142,250
	Adjustments:
	Legal and Regulatory Accrual (1)	78,484	—	78,484	—	—	—	—	—	—	—
	Restructuring Charges (2)	33,403	4,269	12,132	—	5,977	15,294	4,269	—	—	—
	Asset Impairment and Other Charges	23,509	—	15,582	—	3,910	4,017	—	—	—	—
	Out-of-period Adjustment (3)	—	9,800	—	—	—	—	9,800	—	—	—

	EBIT, as adjusted	$425,578	$594,159	$111,124	$94,192	$90,553	$129,709	$148,798	$149,107	$154,004	$142,250

	EBIT Margin, as adjusted	20.4%	25.0%	20.8%	18.1%	18.1%	24.1%	24.1%	24.6%	26.6%	24.8%

	Depreciation and Amortization	90,376	89,079	23,931	20,822	22,627	22,996	23,900	22,377	21,332	21,470

	EBITDA, as adjusted	$515,954	$683,238	$135,055	$115,014	$113,180	$152,705	$172,698	$171,484	$175,336	$163,720

	EBITDA Margin, as adjusted	24.7%	28.7%	25.3%	22.1%	22.7%	28.4%	27.9%	28.3%	30.3%	28.6%

	Technology, Data and Analytics
	Revenue	$740,692	$693,264	$192,130	$184,612	$180,702	$183,248	$183,459	$179,923	$168,602	$161,280
	Cost of Revenues	437,088	378,576	112,806	105,803	110,689	107,790	105,343	95,316	87,049	90,868
	Selling, General and Administrative Expenses	67,752	58,699	19,869	15,661	15,387	16,835	14,555	15,757	14,336	14,051

	Operating Income	235,852	255,989	59,455	63,148	54,626	58,623	63,561	68,850	67,217	56,361
	Adjustments:
	Restructuring Charges (2)	8,394	—	1,519	—	4,641	2,234	—	—	—	—
	Asset Impairment and Other Charges	4,855	—	4,515	—	340	—	—	—	—	—

	EBIT, as adjusted	$249,101	$255,989	$65,489	$63,148	$59,607	$60,857	$63,561	$68,850	$67,217	$56,361

	EBIT Margin, as adjusted	33.6%	36.9%	34.1%	34.2%	33.0%	33.2%	34.6%	38.3%	39.9%	34.9%

	Depreciation and Amortization	67,942	59,901	17,649	17,125	16,382	16,786	16,066	14,896	14,257	14,682

	EBITDA, as adjusted	$317,043	$315,890	$83,138	$80,273	$75,989	$77,643	$79,627	$83,746	$81,474	$71,043

	EBITDA Margin, as adjusted	42.8%	45.6%	43.3%	43.5%	42.1%	42.4%	43.4%	46.5%	48.3%	44.0%

	Loan Transaction Services
	Revenue	$1,355,491	$1,691,426	$342,994	$336,621	$320,471	$355,405	$436,586	$428,000	$412,322	$414,518
	Cost of Revenues	987,089	1,190,086	248,618	253,322	240,797	244,352	311,545	304,713	286,001	287,827
	Selling, General and Administrative Expenses	78,482	94,595	18,506	18,251	19,689	22,036	26,098	23,202	21,516	23,779

	Operating Income	289,920	406,745	75,870	65,048	59,985	89,017	98,943	100,085	104,805	102,912
	Adjustments:
	Restructuring Charges (2)	3,757	—	(259)	—	1,074	2,942	—	—	—	—
	Asset Impairment and Other Charges	1,604	—	—	—	1,604	—	—	—	—	—
	Out-of-period Adjustment (3)	—	9,800	—	—	—	—	9,800	—	—	—

	EBIT, as adjusted	$295,281	$416,545	$75,611	$65,048	$62,663	$91,959	$108,743	$100,085	$104,805	$102,912

	EBIT Margin, as adjusted	21.8%	24.6%	22.0%	19.3%	19.6%	25.9%	24.9%	23.4%	25.4%	24.8%

	Depreciation and Amortization	15,432	21,753	4,575	2,033	4,429	4,395	6,019	5,645	5,231	4,858

	EBITDA, as adjusted	$310,713	$438,298	$80,186	$67,081	$67,092	$96,354	$114,762	$105,730	$110,036	$107,770

	EBITDA Margin, as adjusted	22.9%	25.9%	23.4%	19.9%	20.9%	27.1%	26.3%	24.7%	26.7%	26.0%

	Corporate and Other
	Revenue	$(6,071)	$(7,829)	$(1,292)	$(1,796)	$(1,513)	$(1,470)	$(1,893)	$(1,939)	$(1,644)	$(2,353)
	Cost of Revenues	(5,853)	(5,844)	(1,224)	(1,728)	(1,486)	(1,415)	73	(1,958)	(1,577)	(2,382)
	Selling, General and Administrative Expenses	235,372	80,659	130,331	33,936	33,918	37,187	25,809	19,847	17,951	17,052

	Operating Loss	(235,590)	(82,644)	(130,399)	(34,004)	(33,945)	(37,242)	(27,775)	(19,828)	(18,018)	(17,023)
	Adjustments:
	Legal and Regulatory Accrual (1)	78,484	—	78,484	—	—	—	—	—	—	—
	Restructuring Charges (2)	21,252	4,269	10,872	—	262	10,118	4,269	—	—	—
	Asset Impairment and Other Charges	17,050	—	11,067	—	1,966	4,017	—	—	—	—

	EBIT, as adjusted	$(118,804)	$(78,375)	$(29,976)	$(34,004)	$(31,717)	$(23,107)	$(23,506)	$(19,828)	$(18,018)	$(17,023)

	Depreciation and Amortization	7,002	7,425	1,707	1,664	1,816	1,815	1,815	1,836	1,844	1,930

	EBITDA, as adjusted	$(111,802)	$(70,950)	$(28,269)	$(32,340)	$(29,901)	$(21,292)	$(21,691)	$(17,992)	$(16,174)	$(15,093)

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES	Exhibit E - Continued
NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(In thousands, except per share data)

		CALENDAR YEAR		QUARTER
		2011	2010	Q4-2011	Q3-2011	Q2-2011	Q1-2011	Q4-2010	Q3-2010	Q2-2010	Q1-2010
2.	Net Earnings - Reconciliation
	Net Earnings (Loss)	$96,543	$302,344	$(21,201)	$40,450	$21,365	$55,929	$70,724	$78,691	$80,413	$72,516
	Adjustments - Continuing Operations:
	Legal and Regulatory, net (1)	53,086	—	53,086	—	—	—	—	—	—	—
	Restructuring Charges, net (2)	20,601	2,647	7,364	—	3,754	9,483	2,647	—	—	—
	Asset Impairment and Other Charges, net	14,398	—	9,458	—	2,450	2,490	—	—	—	—
	Out-of-period Adjustment, net (3)	—	6,076	—	—	—	—	6,076	—	—	—

	Total EBIT Adjustments to Continuing Operations	88,085	8,723	69,908	—	6,204	11,973	8,723	—	—	—

	Adjustments - Discontinued Operations:
	Impairment and Restructuring Charges, net	34,251	—	16,454	—	17,759	38	—	—	—	—
	(Gain)/Loss on Disposal of Operations, net	558	—	(928)	1,486	—	—	—	—	—	—

	Total Adjustments to Discontinued Operations	34,809	—	15,526	1,486	17,759	38	—	—	—	—

	Adjustments - Non-operating:
	Write-off of Debt Issuance Costs, net (4)	4,978	—	—	4,978	—	—	—	—	—	—
	Prior Year Tax Benefit	(6,458)	—	(6,458)	—	—	—	—	—	—	—

	Total Non-operating Adjustments	(1,480)	—	(6,458)	4,978	—	—	—	—	—	—

	Net Earnings, as adjusted	217,957	311,067	57,775	46,914	45,328	67,940	79,447	78,691	80,413	72,516

	Purchase Price Amortization, net (5)	10,952	15,366	2,655	2,495	2,674	3,128	4,059	3,526	3,633	4,148

	Adjusted Net Earnings	$228,909	$326,433	$60,430	$49,409	$48,002	$71,068	$83,506	$82,217	$84,046	$76,664

	Adjusted Net Earnings Per Diluted Share	$2.68	$3.50	$0.72	$0.59	$0.56	$0.81	$0.92	$0.89	$0.89	$0.80

	Diluted Weighted Average Shares	85,685	93,559	84,430	84,415	85,812	88,134	90,296	92,682	94,910	96,416

3.	Cash Flow - Reconciliation
	Cash Flows from Operating Activities:
	Net Earnings (Loss)	$96,543	$302,344	$(21,201)	$40,450	$21,365	$55,929	$70,724	$78,691	$80,413	$72,516
	Adjustments:
	Cash Related Restructuring Costs, net	8,177	1,533	(3,302)	2,107	5,220	4,152	1,533	—	—	—

	Net Earnings (Loss), as adjusted	104,720	303,877	(24,503)	42,557	26,585	60,081	72,257	78,691	80,413	72,516
	Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
	Non-cash adjustments	219,510	165,806	62,763	50,508	61,260	44,979	51,625	41,548	34,591	38,042
	Working capital adjustments	161,806	(19,456)	106,696	11,756	23,822	19,532	34,628	(35,191)	(17,375)	(1,518)

	Net cash provided by operating activities	486,036	450,227	144,956	104,821	111,667	124,592	158,510	85,048	97,629	109,040

	Capital expenditures included in investing activities	(104,879)	(108,256)	(23,408)	(28,243)	(29,907)	(23,321)	(24,150)	(26,940)	(29,122)	(28,044)

	Adjusted Net Free Cash Flow	$381,157	$341,971	$121,548	$76,578	$81,760	$101,271	$134,360	$58,108	$68,507	$80,996

Notes:

(1)	During 2011, we recognized a pre-tax legal and regulatory contingency accrual of $78.5 million ($53.1 million after tax) for estimated settlement and third-party legal expenses related to various ongoing legal and regulatory matters.
(2)	Restructuring charges reflect the impact of the departure of certain executives including our former chief executive officer, co-chief operating officer and chief financial officer, as well as the impact of various restructuring programs. In connection with these initiatives, during 2011 and 2010, we recorded pre-tax restructuring charges totaling $22.9 million and $2.5 million ($14.2 million and $1.5 million net of tax), respectively, and equity acceleration charges of $10.5 million and $1.8 million ($6.4 million and $1.1 million net of tax), respectively.
(3)	During 2010, we recorded an immaterial error correction within cost of revenues totaling $9.8 million related to fiscal years 2007 and 2008.
(4)	During 2011, we recorded a charge totaling $8.0 million ($5.0 million net of tax) related to the write-off of certain debt issuance costs in connection with the refinancing of our senior credit facilities.
(5)	Purchase price amortization, net represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.